POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of G.
Timothy Laney and Zsolt K. Bessko, signing singly, as the
undersigned's true and lawful attorney-in-fact to:

1) execute for and on behalf of the undersigned, in the
undersigned's capacity as a director and/or officer of
National Bank Holdings Corporation (the "Company"), Forms
3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder
(the  "Exchange Act") and Form ID, if necessary, to obtain
EDGAR codes and related documentation for use in filing
Forms 3, 4 and 5;

2) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 or Form ID,
complete and execute any amendment or amendments thereto,
and file such forms with the United States Securities and
Exchange Commission and any stock exchange or similar
entity;

3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it
being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant
to this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion; and

4) seek or obtain, as the undersigned's attorney-in-fact
and on the undersigned's behalf, information regarding
transactions in the Company's securities from any third
party, including brokers, employee benefit plan
administrators and trustees, and the undersigned hereby
authorizes any such person to release any such information
to such attorney-in-fact and approves and ratifies any such
release of information.

The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be
done in connection with the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,
4, and 5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless
earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.

This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's
obligations under the Exchange Act, including, without
limitation, the reporting requirements under Section 16 of the
Exchange Act.  Additionally, although pursuant to this Power of
Attorney the Company will use commercially reasonable efforts to timely and accurately file Section 16 reports on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section 16 reports on behalf of the undersigned due to various factors and the undersigned and the Company's need to rely on others for information, including the undersigned and brokers of the
undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 17th Day of June, 2014.

By /s/ Fred J. Joseph
Name:  Fred J. Joseph